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                                                                    Exhibit 99.1

                               MAXTOR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                                 June 26,        December 27,
                                                                                   2004             2003
                                                                                ----------        ----------
ASSETS

Current assets:
      Cash and cash equivalents                                                 $  387,667        $  530,816
      Restricted cash                                                               23,460            37,154
      Marketable securities                                                         63,674            44,543
      Restricted marketable securities                                              41,686            42,337
      Accounts receivable, net                                                     411,377           578,907
      Inventories                                                                  259,339           218,011
      Prepaid expenses and other                                                    37,174            38,301
                                                                                ----------        ----------
           Total current assets                                                  1,224,377         1,490,069

Property, plant and equipment, net                                                 367,668           342,679
Goodwill and other intangible assets, net                                          849,681           875,570
Other assets                                                                        34,348            13,908
                                                                                ----------        ----------
           Total assets                                                         $2,476,074        $2,722,226
                                                                                ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Short-term borrowings, including current portion of long-term debt        $   72,976        $   77,037
      Accounts payable                                                             620,669           730,056
      Accrued and other liabilities                                                322,451           454,388
      Liabilities of discontinued operations                                           692             1,487
                                                                                ----------        ----------
              Total current liabilities                                          1,016,788         1,262,968

Deferred taxes                                                                     196,455           196,455
Long-term debt, net of current portion                                             371,405           355,809
Other liabilities                                                                  179,291           186,485
                                                                                ----------        ----------
           Total liabilities                                                     1,763,939         2,001,717
Total stockholders' equity                                                         712,135           720,509
                                                                                ----------        ----------
           Total liabilities and stockholders' equity                           $2,476,074        $2,722,226
                                                                                ==========        ==========
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                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands except share and per share amounts)
                                  (Unaudited)

                                                          Three months ended                           Six months ended
                                                  -----------------------------------         -----------------------------------
                                                     June 26,              June 28,              June 26,            June 28,
                                                       2004                  2003                 2004                  2003
                                                  -------------         -------------         -------------         -------------
Net revenues                                      $     818,254         $     910,903         $   1,837,942         $   1,849,792
Cost of revenues                                        744,468               761,657             1,609,093             1,528,699
                                                  -------------         -------------         -------------         -------------
Gross profit                                             73,786               149,246               228,849               321,093

Operating expenses:
       Research and development                          80,615                84,218               165,385               170,879
       Selling, general and administrative               32,383                30,967                64,897                62,899
       Amortization of intangible assets                  5,053                20,562                25,889                41,124
                                                  -------------         -------------         -------------         -------------
             Total operating expenses                   118,051               135,747               256,171               274,902
                                                  -------------         -------------         -------------         -------------

Income (loss) from operations                           (44,265)               13,499               (27,322)               46,191

Interest expense                                         (7,364)               (8,325)              (16,196)              (13,747)
Interest income                                           1,082                 1,423                 2,370                 2,631
Other gain                                               24,766                    36                24,804                   243
                                                  -------------         -------------         -------------         -------------

Income (loss) before income taxes                       (25,781)                6,633               (16,344)               35,318
Provision for income taxes                                  317                   437                   591                 1,714
                                                  -------------         -------------         -------------         -------------
Net income (loss)                                 $     (26,098)        $       6,196         $     (16,935)        $      33,604
                                                  =============         =============         =============         =============

Net income (loss)  per share - basic              $       (0.11)        $        0.03         $       (0.07)        $        0.14

Net income (loss) per share - diluted             $       (0.11)        $        0.03         $       (0.07)        $        0.14

Shares used in per share calculation
             -basic                                 247,367,176           241,120,075           246,981,817           242,382,530
             -diluted                               247,367,176           245,259,831           246,981,817           245,999,915
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